UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2023
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Changes

On March 7, 2023, Greenlight Capital Re, Ltd. (the “Registrant”) issued a press release announcing that Faramarz Romer, the Registrant’s Chief Accounting Officer and Treasurer, will be appointed Chief Financial Officer effective as of April 1, 2023. Mr. Romer will succeed Neil Greenspan, who is leaving the Company on March 31, 2023. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

CFO Appointment and Agreement

On March 6, 2023, the Registrant, Greenlight Reinsurance, Ltd. (“Greenlight Re,” together with the Registrant, the “Employer”), and Mr. Romer entered into an Amended and Restated Employment Agreement, with a commencement date of April 1, 2023 (the “2023 Romer Agreement”). The 2023 Romer Agreement amends and restates Mr. Romer’s existing employment agreement, dated March 22, 2019, as amended.
The 2023 Romer Agreement provides that Mr. Romer will serve as the Chief Financial Officer and will be entitled to receive an annual base salary of USD $465,000 (pro-rated for partial years), subject to review periodically, and Mr. Romer will eligible for certain employee benefits. Mr. Romer will also be eligible to earn an annual bonus with a target bonus opportunity of 50% of his base salary, based on certain performance metrics, as determined by the Board of Directors of the Registrant or Compensation Committee thereof, in accordance with and subject to the terms and conditions of Registrant’s short-term incentive plan, as in effect from time to time.

In the event Mr. Romer’s employment is terminated by the Employer without Cause or by Mr. Romer for Good Reason (each as defined in the 2023 Agreement), in addition to any accrued but unpaid base salary and vacation through the date of termination, any unpaid annual bonus for the year preceding the year of termination and any statutory severance, if any (the “Accrued Obligations”), subject to the execution of a release and certain other conditions, Mr. Romer will be entitled to receive: (i) a prorated annual bonus for the year of termination based on actual performance, and (ii) an amount equal to one (1) times the sum of Mr. Romer’s annual base salary and target bonus opportunity, which shall be payable over 12 months (the “Severance Payments”). In addition to the Severance Payments, if Mr. Romer’s employment is terminated by the Employer without Cause or by Mr. Romer for Good Reason, Mr. Romer shall be entitled to statutory severance. In the event Mr. Romer’s employment is terminated for any other reason, he shall only be entitled to receive the Accrued Obligations.

The 2023 Romer Agreement contains customary restrictive covenants, including restrictions related to non-competition, non-solicitation of customers, confidentiality, non-disparagement, non-disclosure of proprietary information and ownership of Employer work product and information.

CFO Separation Agreement and Consulting Agreement

On March 6, 2023, Neil Greenspan and the Employer executed a Deed of Settlement and Release (the “Separation Agreement”), effective as of March 31, 2023 (the “Effective Date”). In addition, the Employer and Mr. Greenspan entered into a consulting agreement, dated March 6, 2023, pursuant to which Mr. Greenspan will provide non-employee consulting and advisory services to the Employer, on a non-exclusive basis, from April 1, 2023 until July 31, 2023 (the “Consulting Agreement”).

The Separation Agreement provides that Mr. Greenspan will receive benefits, consisting of (i) a cash severance amount equal to $811,644, less applicable taxes and deductions, of which $61,644 is payable within two and one half months of the Effective Date, and $750,000 is payable over twelve months in substantially equal installments commencing on the sixtieth day after the Effective Date, (ii) payment equivalent to statutory severance in the amount of $38,462, less applicable taxes and deductions, payable within two and one half months of the Effective Date, and (iii) payment by the Employer of $95,000 for relocation expenses, payable within fifteen days following the Effective Date. Additionally, under the terms of the Separation Agreement, Mr. Greenspan is entitled to any accrued and unpaid base salary through the Effective Date, unreimbursed expenses, accrued but unused vacation pay in accordance with the terms of the Employer’s policy, and the prior year’s annual bonus to the extent unpaid. Any outstanding unvested equity awards as of the Effective Date will be automatically forfeited pursuant to their terms.
As consideration for the foregoing, Mr. Greenspan has agreed to a general release of all claims against the Employer and its affiliates. The Separation Agreement confirms that certain provisions contained in Mr. Greenspan’s employment agreement with the Employer, dated December 3, 2018, as amended, including confidentiality, non-competition, certain restrictions relating to the disclosure of proprietary information, and ownership of the Employer work product, shall remain in full force and effect. The Separation Agreement also contains customary terms applicable to the departure of an executive of the Employer, including confidentiality and mutual non-disparagement.

The Consulting Agreement provides that in consideration of the services to be provided, Mr. Greenspan will receive consulting fees of $25,000 per month. Either party may terminate the Consulting Agreement for any reason upon 45 days’ written notice and the Employer may terminate the Consulting Agreement without notice at any time for cause.

The descriptions of the 2023 Romer Agreement, the Separation Agreement and the Consulting Agreement herein do not purport to be complete and each is qualified in its entirety by reference to the full text of the 2023 Romer Agreement, the Separation Agreement and the Consulting Agreement, respectively, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement, dated as of March 6, 2023, by and among Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Faramarz Romer.
10.2	Deed of Settlement and Release, dated as of March 6, 2023, by and among Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Neil Greenspan.
10.3	Consulting Agreement, dated as of March 6, 2023, by and among Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Neil Greenspan.
99.1	Press release announcing Greenlight Re Leadership Changes, dated March 7, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Simon Burton
Name:	Simon Burton
Title:	Chief Executive Officer
Date:	March 7, 2023